Exhibit 12.1

		For the Three Months Ended December 31,				For the Six Months Ended December 31,				For the Year Ended June 30,
		2011		2010		2011		2010		2011		2010		2009		2008		2007
EXCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$11,268		$8,210	(1)	$22,100		$16,205		$34,172		$35,877		$12,048		$7,011		$5,603
Fixed charges		3,674		3,315		7,015		6,674		12,883		14,834		18,704		7,494		6,645

Earnings	(A)	$14,942		$11,525		$29,115		$22,879		$47,055		$50,711		$30,752		$14,505		$12,248
Interest on debt, including amortization of debt issuance costs		2,959		3,146		6,020		6,336		12,146		13,699		17,436		16,923		12,171
Dividends on preferred stock		641		130		854		260		521		1,031		1,164		526		526
Portion of long-term leases representative of the interest factor (2)		74		39		141		78		216		104		104		104		104

Fixed Charges	(B)	$3,674		$3,315		$7,015		$6,674		$12,883		$14,834		$18,704		$17,553		$12,801
Consolidated ratios of earnings to fixed charges, excluding interest on deposits	(A)/(B)	4.07	x	3.48	x	4.15	x	3.43	x	3.65	x	3.42	x	1.64	x	0.83	x	0.96	x
INCLUDING INTEREST ON DEPOSITS:
Pre-tax income from continuing operations, as reported		$11,268		$8,210		$22,100		$16,205		$34,172		$35,877		$12,048		$7,011		$5,603
Fixed charges		10,245		8,630		20,113		17,216		35,159		36,088		42,687		45,911		34,368

Earnings	(C)	$21,513		$16,840		$42,213		$33,421		$69,331		$71,965		$54,735		$52,922		$39,971
Interest on deposits		$6,571		$5,315		$13,098		$10,542		$22,276		$21,254		$23,983		$28,358		$21,567
Interest on borrowings, including amortization of debt issuance costs		2,959		3,146		6,020		6,336		12,146		13,699		17,436		16,923		12,171
Dividends on preferred stock		641		130		854		260		521		1,031		1,164		526		526
Portion of long-term leases representative of the interest factor (1)		74		39		141		78		216		104		104		104		104

Fixed Charges	(D)	$10,245		$8,630		$20,113		$17,216		$35,159		$36,088		$42,687		$45,911		$34,368
Consolidated ratios of earnings to fixed charges, including interest on deposits	(C)/(D)	2.10	x	1.95	x	2.10	x	1.94	x	1.97	x	1.99	x	1.28	x	1.15	x	1.16	x
PREFERRED DIVIDENDS:
Pre-tax income from continuing operations, as reported	(E)	$11,268		$8,210		$22,100		$16,205		$34,172		$35,877		$12,048		$7,011		$5,603
Preferred dividends		$380		$77		$506		$154		$309		$611		$690		$312		$312
Taxable equivalent preferred dividends assuming 40.72% tax rate	(F)	641		130		854		260		521		1,031		1,164		526		526
Consolidated ratios of earnings to preferred dividends	(E)/(F)	17.58	x	63.21	x	25.89	x	62.38	x	65.56	x	34.81	x	10.35	x	13.32	x	10.65	x